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                                                                      EXHIBIT 11

                        ACCESS HEALTH ALTERNATIVES, INC.

             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)



Year ended December 31, 1997:

  Net loss                                                            $  747,440
                                                                      ----------

  Shares considered to be outstanding for the entire
    year to reflect the reverse acquisition in 1998                    1,003,350
                                                                      ----------

        Basic loss per share                                          $     0.74
                                                                      ==========

  Shares considered to be outstanding for the three
    months ended March 31, 1998                                        1,003,350
                                                                      ==========

Year ended December 31, 1998:

  Net loss                                                            $  714,598
                                                                      ----------

  Shares considered to be outstanding at the
    beginning of the year                                              1,003,350

  Weighted average outstanding of 20,000 shares
    issued in 1998 for services                                            4,231
                                                                      ----------

      Weighted average shares outstanding                              1,007,581
                                                                      ----------

      Basic loss per share                                            $     0.71
                                                                      ==========

  Three months ended March 31, 1999:

  Net loss                                                            $  386,204
                                                                      ----------

  Shares considered to be outstanding at the
    beginning of the period                                            1,023,350

  Weighted average outstanding of 323,334 shares
    issued in Rule 504 offering and 16,000
    shares issued for services                                           115,104
                                                                      ----------

                                                                       1,138,454
                                                                      ----------

                                                                      $     0.34
                                                                      ==========